EXHIBIT 10.6
Mindspeed Technologies, Inc. (the “Company”) has entered into an agreement with the following persons, which is substantially identical to the form of of Indemnification Agreement, filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated May 27, 2011:
Dwight W. Decker
Robert J. Conrad
Raouf Y. Halim
Michael T. Hayashi
Ming Louie
Thomas A. Madden
Jerre L. Stead
Najabat H. Bajwa
Kurt F. Busch
Jing Cao
Allison K. Garcia
Gerald J. Hamilton
Thomas J. Medrek
Brandi R. Steege